Exhibit 99.1

Think Partnership Announces Chief Operating Officer, President, and New Operational Initiative Affecting its WebSourced Subsidiary

NORTHBROOK, Ill.—(BUSINESS WIRE)—August 16, 2005—CGI Holding Corporation d/b/a Think Partnership Inc. (“Think Partnership”) (AMEX: THK - News; the Company) today announced that it has appointed George F. Douaire as its Chief Operating Officer, and Scott P. Mitchell as President of the Company. The Company also announced a new operational initiative affecting its WebSourced, Inc. subsidiary (“WebSourced”).

George Douaire, Think Partnership’s Chief Operating Officer, is a highly experienced operations executive who has previously served as General Manager of Internet Marketing for the Eastman Kodak Company, where he was responsible for a broad range of Web based business initiatives, including facilitating relationships with other key portals and internet service delivery devices, affinity group relationships, advertising and marketing tie-ins with other companies, new business efforts relating to photo-gateway initiatives, worldwide marketing of Kodak products and services via the Internet, and the company’s website at www.kodak.com. Prior to that, Mr. Douaire was Senior Vice President of Interactive Marketing Services at Peapod Interactive Marketing Services, where he was responsible for communications, promotion and research capabilities for consumer packaged goods manufacturers. Mr. Douaire began his career at the Tribune Company in 1984 and served in a number of business units, as well as the corporate staff, prior to being named Manager of Marketing Development. In that capacity, he developed and executed marketing strategies and investments for the Tribune Company, which was a strategic investor in Peapod. Mr. Douaire holds a BA degree from Fairfield University in Fairfield, Conn., and an MBA from the Loyola University Graduate School of Business in Chicago.

Think Partnership Chairman T. Benjamin Jennings stated, “George Douaire comes to Think Partnership with a broad background in corporate operations, consumer marketing, and Web based initiatives, having provided marketing strategies and services for such well-known brands as Colgate Palmolive, Coca-Cola, Frito-Lay, Johnson & Johnson, Kellogg, Kimberly-Clark and a host of others during his time at Peapod as well as his worldwide experience at Kodak. George has had a great deal of experience in bringing together many diverse constituencies to build focused Web based business initiatives, and we look forward to his joining Think Partnership as Chief Operating Officer.”

Scott P. Mitchell, the Company’s new President, has played a key leadership role in innovative technology and Internet based businesses for over a decade. After a successful career with Andersen Consulting, Mr. Mitchell launched several successful Internet businesses including HSN.com which is now one of InterActive Corporation’s leading ecommerce properties. He also launched RollingStone.com and Tunes.com, which he helped lead to the successful sale to a public company in 1999 for over $180 million. In 2004, he merged his successful online dating company with Think Partnership and formed Cherish, Inc., the Company’s online dating division. Since that merger, he has led the negotiations on behalf of Think Partnership in many of its acquisitions to date, while also serving as CEO of the Company’s Cherish subsidiary. In addition to serving as President of Think Partnership, Scott Mitchell will continue to serve as the CEO of the Company’s Cherish subsidiary. He and Mr. Douaire will also lead a corporate strategy group within Think Partnership called the Office of the President, where strategic challenges and opportunities, and the expansion of operational best practices where appropriate, can be discussed and consensus reached among the CEO’s of Think Partnership’s subsidiaries. Mr. Mitchell holds Bachelor of Science degrees from Illinois State University in Psychology and Economics as well as an MBA, Masters of Management and Organizational Development, and Masters of Management Information Systems from Benedictine University.

Gerard M. Jacobs, the Chief Executive Officer of Think Partnership, stated, “Scott Mitchell’s impact on Think Partnership’s rapid growth and development cannot be overstated. The appointment of Scott as our new President acknowledges his key role in regard to Think Partnership’s on-going acquisition efforts as well as his leadership role within our Company. His knowledge, expertise, and wealth of valuable relationships along with his vision and strategy for building successful interactive businesses will continue to be a critical component of our ongoing success. I am delighted to have him join Think Partnership’s senior management team.”

Think Partnership’s operational initiative relates to WebSourced’s payment terms for its entry level search engine optimization (“SEO”) programs, which are typically sold to WebSourced’s smaller customers under twelve month contracts. Until recently, those entry level SEO programs have only required customers to pay a small portion of their contract amounts at the commencement of their contracts, with the remainder of their contract amounts payable in installments. However, WebSourced’s satisfaction of the obligations related to its search engine enhancement contracts is typically front-loaded during the initial months of such contracts, which means that the aggregate payments WebSourced receives typically lag behind the percentage of obligations fulfilled for several months. This situation has exposed WebSourced to the possibility of bad debt write-offs in the case of in-contract cancellations by these smaller customers. These bad debt write-offs at WebSourced exceeded $1.4 million during the second quarter of 2005. In response to this issue, WebSourced has recently implemented a payment structure in which new smaller SEO customers are required to prepay a minimum of 25% of the contract value at the commencement of their contracts. WebSourced believes that over time this initiative will significantly reduce the opportunity for bad debt write-offs in regard to in-contract cancellations by WebSourced’s smaller customers.

Gerard M. Jacobs, the CEO of Think Partnership, stated, “It has become clear to us that improvements in WebSourced’s pricing, sales, payment and retention model were necessary. Websourced was experiencing too high a rate of in-contract cancellations, mostly in the case of smaller customers utilizing WebSourced’s entry level SEO services.

WebSourced believes that these cancellations were sometimes linked to clients’ overall lack of dedication to achieving sustainable search marketing results. It also appears that WebSourced was often a victim of its own success: the rapid achievement of substantial improvement in customers’ search engine rankings during the first few months of their contracts with WebSourced apparently sometimes induced these customers to forego making future payments for the less obvious improvements that came with the latter months of our SEO services. We believe that requiring WebSourced’s smaller entry-level SEO customers to make larger upfront payments should increase the customers’ commitment level to achieving the long-term results which are possible from WebSourced’s SEO programs. In addition, by getting larger upfront payments, WebSourced should increase the overall credit quality of its customers. We are hopeful that this initiative will create a ‘win-win’ situation for WebSourced and its customers: lowering bad debt write-offs for WebSourced, and creating a higher return on investment for the more committed customers of WebSourced.”

The Company has begun doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has nine subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects Web site publishers with online advertisers (see www.PrimaryAds.com); and Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.RealEstateSchoolOnline.com). The Company has also entered into an agreement to merge with privately-held Meandaur, Inc. d/b/a Proceed Interactive, a full service marketing and communications agency with a core competency in search marketing, which has offices in Chicago, Dallas and Los Angeles (see www.proceedinteractive.com); and has signed letters of intent to acquire Vintacom Media Group, Inc., Edmonton, Alberta Canada, a leading online dating company (see www.Vintacom.com); Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com); and Member’s Edge, LLC, a provider of value-added consumer services, (see www.membersedgellc.com)..

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended March 31, 2005 under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:
For CGI Holding Corporation:
WordSmith Communications
Glenna Musante, 800-849-2118, ext. 126
gmusante@marketsmart.net